EXHIBIT 10(vi)

Guaranty Agreement

        This Guaranty Agreement (this “Guaranty”) dated as of the 1st day of December, 2005, is by and between PDX Drilling I, LLC, a Texas limited liability company (“Guarantor”) and Healthbridge, Inc., a Texas corporation (“Beneficiary”).

Recitals

    A.        Guarantor is a wholly-owned subsidiary of Providence Exploration, LLC, a Texas limited liability company (“Parent”). Parent is indebted to Beneficiary as evidenced by that certain Secured Revolving Replacement Promissory Note of even date herewith in the principal sum of US$5,000,000 (the “Note”).

    B.        Guarantor has agreed to guaranty the indebtedness of Parent to Beneficiary. Guarantor acknowledges it has received good and valuable consideration for the commitments made by it herein, in the form of benefits from Parent.

Terms and Conditions

        In consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

    1.        Guaranty of Obligation. In order to induce Beneficiary to enter into the loan transaction with Parent evidenced by the Note, and in consideration thereof, the Guarantor hereby unconditionally and irrevocably guarantees payment and performance by Parent, when due, of all of Parent’s obligations under the Note.

    2.        Waiver of Defenses of Guarantor. The obligations of the Guarantor shall not be impaired, diminished or discharged by any extension of time granted by the Beneficiary, by any course of dealing between the Beneficiary and Parent or Guarantor, by the unenforceability of any provision of the Note for any reason whatsoever, or by any event or circumstance that might otherwise operate to discharge a guarantor.

    3.        Bankruptcy Provision; Expenses. The Guarantor agrees to pay on demand (a) any amount the Beneficiary is required to pay under any bankruptcy, insolvency or other similar law on account of any amount received by the Beneficiary under or with respect to the Note or this Guaranty, and (b) all expenses of collecting and enforcing this Guaranty including, without limitation, expenses and fees of legal counsel, court costs and the cost of appellate proceedings.

    4.        Governing Law. THIS GUARANTY AND THE OBLIGATIONS OF THE GUARANTOR SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, U.S.A., WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

    5.        Remedies; Order of Pursuit. This Guaranty is a guaranty of payment and performance and not merely of collection. The Beneficiary shall not be required to resort to or pursue any of its rights or remedies under or with respect to the Note, the Security Agreement entered into by Guarantor in connection with the Note, the Security Agreement entered into by Parent in connection with the Note, or any other agreement or any other collateral before pursuing any of its rights or remedies under this Guaranty.

    6.        Delay and Waiver. The failure or delay by the Beneficiary in exercising any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The Beneficiary may not waive any of its rights except by an instrument in writing signed by it.

    7.        Security. To secure its obligations under this Guaranty, Guarantor is entering into a Security Agreement contemporaneously herewith, in which Guarantor grants Beneficiary a security interest in the collateral described therein. Notwithstanding anything to the contrary contained in this Guaranty, the entire obligation of Guarantor hereunder shall be limited to the rights of Guarantor in the collateral described in said Security Agreement, and Guarantor shall have no further obligation to Beneficiary beyond the rights granted to Beneficiary pursuant to the Security Agreement and the Note.

    8.        Miscellaneous. This Guaranty may not be amended without the written approval of the Beneficiary.

Execution

        Guarantor has executed this Guaranty effective as of the date first above written.

Guarantor: PDX Drilling I, LLC By: /s/ Abram Janz Abram Janz, President Beneficiary: Healthbridge, Inc. By: /s/ Nora Coccaro Nora Coccaro, Chief Executive Officer